EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”) is made and entered into as of November 10, 2023, by and among NUVERA COMMUNICATIONS, INC., a Minnesota corporation (the “Borrower”), the Guarantors party hereto, COBANK, ACB (“CoBank”), in its capacity as administrative agent under the Existing Credit Agreement (as defined below; CoBank, in such capacity, the “Administrative Agent”) and the Lenders (including Voting Participants) party hereto.

RECITALS

    WHEREAS, the Borrower, the guarantors party thereto from time to time (collectively, the “Guarantors” and, together with the Borrower, the “Loan Parties”), the Lenders party thereto from time to time (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement, dated as of July 15, 2022 (as the same has been and may be further amended, restated, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

    WHEREAS, the Borrower has advised the Administrative Agent that, for the fiscal quarter ending September 30, 2023, it expects to report a Leverage Ratio in excess of 4.25:1.00 (the “Financial Covenant Default”);

   WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive the Financial Covenant Default, and make certain adjustments to the Leverage Ratio through the fiscal quarter ending December 31, 2023;

            WHEREAS, the Administrative Agent, the Issuing Lender, the Swing Line Lender, the Lenders (including the Voting Participants) and the Loan Parties have hereby agreed to the following amendments and waiver to the Credit Agreement on the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Certain Definitions; Interpretation.

(a)             Defined terms used but not otherwise defined herein shall have the meanings when used herein as set forth in the Amended Credit Agreement (as defined below).

(b)             The rules of construction set forth in Sections 1.2 through 1.7 of the Amended Credit Agreement shall apply to this Amendment.

2.               Waiver.  The Borrower has requested that the Administrative Agent and the Lenders waive the Financial Covenant Default.  In reliance on the representations, warranties and covenants set forth herein, the Administrative Agent and the Lenders hereby waive the Financial Covenant Default and any notice requirements related thereto.

3.               Amendments to Existing Credit Agreement.

(a)             Subject to the satisfaction (or waiver) of the conditions set forth in Section 4 hereof, the Existing Credit Agreement is hereby amended by amending and restating Section 8.1 of the Credit Agreement to read as follows:

“Maximum Leverage Ratio.  The Loan Parties shall maintain at all times, measured as of the last day of each fiscal quarter, a Leverage Ratio of the Borrower of not more than the ratios set forth below for the periods specified below:

Period

Ratio

Fiscal quarters ending September 30, 2023 and December 31, 2023

5.50:1.00

Each fiscal quarter end from January 1, 2024 through December 31, 2027

4.25:1.00

Each fiscal quarter end from January 1, 2028 and thereafter

3.25:1.00

(b)             The Exhibits to the Existing Credit Agreement is hereby amended by replacing Exhibit B with Exhibit A hereto.

4.               Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants to the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders that, as of the Effective Date, after giving effect to this Amendment: (a) the representations and warranties of the Loan Parties set forth in Article V of the Amended Credit Agreement and in the other Loan Documents are true and correct, except such representations and warranties that are not qualified by reference to materiality or a Material Adverse Change are true and correct in all material respects, after giving effect to this Amendment, as though made on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date); (b) each Loan Party has taken all necessary limited liability company, corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other Loan Documents to which it is a party; (c) this Amendment is the legally valid and binding obligation of each Loan Party party hereto, enforceable against such Person in accordance with its terms, and (d)  no event has occurred and is continuing, or would result from, the transactions contemplated by this Amendment that constitutes a Default or an Event of Default.

5.               Conditions to Effectiveness. The effectiveness of this Amendment and the amendments and waiver set forth herein are subject to the satisfaction of the following conditions (the date upon which such conditions are satisfied, the “Effective Date”):

(a)             Deliveries.  The Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent and, if applicable, its counsel:

(i)              counterparts to this Amendment, duly executed by an Authorized Officer of each Loan Party, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders (including the Voting Participants); and

(ii)            such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

(b)             Representations and Warranties.  The representations and warranties of the Loan Parties set forth in Section 3 of this Amendment, in Article V of the Amended Credit Agreement and in the other Loan Documents shall be true and correct, except such representations and warranties that are not qualified by reference to materiality or a Material Adverse Change shall be true and correct in all material respects, after giving effect to this Amendment, as though made on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date).

(c)             Defaults and Events of Default.  After giving effect to this Amendment, no event shall have occurred and shall be continuing, or would result from, the transactions contemplated by this Amendment that constitutes a Default or an Event of Default.

(d)             Payment of Fees.  The Borrower shall have paid (i) an amendment fee in an amount equal to $32,500 and (ii) all other fees and expenses related to this Amendment and the other Loan Documents payable on or before the Effective Date as required by this Amendment or any other Loan Document.

6.               Reaffirmation of Security Interest.  Each of the Borrower and each Guarantor hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby.  Each of the Borrower and each Guarantor, as applicable, (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Amended Credit Agreement and the other Loan Documents to which it is a party and (b) agrees that (i) each Loan Document, as modified by this Amendment, to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder, as modified by this Amendment, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Administrative Agent.

7.               Release.   Although each of the Administrative Agent and the Lenders regards its conduct as proper and does not believe that any of the Loan Parties have any claim, right, cause of action, offset or defense against the Administrative Agent, any Lender, or any of their respective affiliates or participants in connection with the execution, delivery, performance and administration of, or the transactions contemplated by, the Existing Credit Agreement, the other Loan Documents or this Amendment, the Administrative Agent, the Lenders and the Loan Parties, as an inducement to enter into this Amendment and as consideration therefor, agree to eliminate any possibility that any past conduct, conditions, acts, omissions, events, circumstances or matters of any kind whatsoever could impair or otherwise affect any rights, interests, contracts or remedies of the Administrative Agent, any Lender, any of their respective affiliates or any participant.  Therefore, each Loan Party unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, jointly and severally releases, waives and forever discharges the Administrative Agent, each Lender, and each of their respective affiliates and participants from and against (a) any and all liabilities, indebtedness and obligations, of any kind whatsoever, (b) any legal, equitable or other obligations of any kind whatsoever and (c) all other claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract or in tort, at Law or in equity, whether known or unknown, direct or derivative, which each Loan Party, or any predecessor, successor or assign thereof might otherwise have against the Administrative Agent, any Lender, or any of their respective affiliates or participants on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which, in the case of clauses (a) through (c), arise from or relate to any actions which any such Person has or may have taken or omitted to take in connection with, or otherwise arise from, relate to or are in connection with, the Existing Credit Agreement or the other Loan Documents, that existed, arose or occurred at any time prior to the effectiveness of this Amendment; provided, that, the foregoing releases and waivers shall not apply to any claims arising from the gross negligence or willful misconduct of the Administrative Agent, such Lender or any such affiliate or participants.

8.               Expenses; Indemnity; Damage Waiver.  Section 11.3 of the Amended Credit Agreement is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein.

9.               Miscellaneous.

(a)             Counterparts; Integrations; Effectiveness.

(i)              This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment, the Amended Credit Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

(ii)            The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any similar state laws based on the Uniform Electronic Transactions Act. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b)             Successors and Assigns.  The provisions of this Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted by the Amended Credit Agreement, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except as permitted under the Amended Credit Agreement.

(c)             Governing Law.  This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York. Section 11.10 of the Amended Credit Agreement regarding governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein.

(d)             Severability.  The provisions of this Amendment are intended to be severable.  If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(e)             Headings.  The headings of this Amendment are included for convenience and shall not affect the interpretation of this Amendment.

(f)              Effect on the Existing Credit Agreement and other Loan Documents.  Except as specifically modified by this Amendment, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation.  Other than as specifically set forth in Section 3, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Existing Credit Agreement or any of the other Loan Documents.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by such party, or to be executed by a duly authorized officer of such party, as of the date first above written.

BORROWER:

NUVERA COMMUNICATIONS, INC., as Borrower

By:	/s/ Glenn H. Zerbe
Name:	Glenn H. Zerbe
Title:	Chief Executive Officer and President

GUARANTORS:

PEOPLES TELEPHONE COMPANY

WESTERN TELEPHONE COMPANY

HUTCHINSON TELEPHONE COMPANY

HUTCHINSON TELECOMMUNICATIONS, INC.

HUTCHINSON CELLULAR, INC.

TECH TRENDS, INC.

SLEEPY EYE TELEPHONE COMPANY

SCOTT-RICE TELEPHONE CO., each as Guarantor

By:	/s/ Glenn H. Zerbe
Name:	Glenn H. Zerbe
Title:	Chief Executive Officer and President

[Second Amendment to Credit Agreement– Nuvera Communications, Inc.

COBANK, ACB, as a Lender, the Administrative Agent and the Swing Line Lender

By:	/s/ Lennie Blakeslee
Name:	Lennie Blakeslee
Title:	Managing Director

[Second Amendment to Credit Agreement– Nuvera Communications, Inc.

GREENSTONE FARM CREDIT SERVICES, FLCA, as a Voting Participant pursuant to the provisions of Section 11.7 of the Existing Credit Agreement

By:	/s/ Shane Prichard
Name:	Shane Prichard
Title:	VP Capital Markets

FEDERAL AGRICULTURAL MORTGAGE CORPORATION, as a Voting Participant pursuant to the provisions of Section 11.7 of the Existing Credit Agreement

By:	/s/ Christian Piccolo
Name:	Christian Piccolo
Title:	Relationship Manager - Rural Infrastructure

AGCOUNTRY FARM CREDIT SERVICES, FLCA, as a Voting Participant pursuant to the provisions of Section 11.7 of the Existing Credit Agreement

By:	/s/ Gustave Radcliffe
Name:	Gustave Radcliffe
Title:	Vice President, Capital Markets

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